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                                                                    EXHIBIT 99.1


                             [Front of Proxy Card]

                                      PROXY

                              HILLIARD-LYONS, INC.

                         Special Meeting of Shareholders
                               November ___, 1998

         This Proxy is Solicited on Behalf of the Board of Directors of
                              Hilliard-Lyons, Inc.

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Hilliard-Lyons, Inc., a Kentucky corporation (the "Company"), does hereby nominate, constitute and appoint Kenneth L. Wagner and James M. Rogers, and each of them, with full power to act alone, as true and lawful attorneys-in-fact (each of whom shall have full power of substitution) to vote all shares of common stock of the Company standing in my name on its books as of the close of business on October __, 1998, at the special meeting of the shareholders of the Company to be held on November __, 1998, at 5:00 p.m. local time, at the Hilliard Lyons Center, 501 South Fourth Street, Louisville, Kentucky, or at any adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present, as follows:

         PROPOSAL to approve the Agreement and Plan of Merger, dated as of August 20, 1998 (the "Agreement"), by and between the Company and PNC Bank Corp., a Pennsylvania corporation ("PNC"), pursuant to which the Company will be merged with and into PNC and the shareholders of the Company would become shareholders of PNC upon the terms and subject to the conditions set forth in the Agreement.

         [     ] FOR               [     ] AGAINST            [    ] ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER.

           (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY
              PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE)



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                              [Back of Proxy Card]


         THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL ON THE REVERSE SIDE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SOLE DISCRETION OF THE PROXYHOLDERS.



         Signature:   ____________________                  Date:   ________

         Signature:   ____________________                  Date:   ________

Please insert date of signing. Sign exactly as name appears on this card. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.